October 7, 1996


Securities and Exchange Commission
Judiciary Plaza
450 5th Street NW
Washington, DC 20549

RE: ARC Capital
Enclosed in accordance with Rule 13a-11 of the Securities Exchange Act of 1934 is ARC Capital's report on Form 8-K-A dated October 7, 1996.

Very truly yours,


Alan R. Steel
Vice President, Finance & CFO

ARS/smk

                                   FORM 8-K-A





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 24, 1996


                                   ARC CAPITAL
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


0-20097                                     33-0256103
(Commission File Number)        (I.R.S. Employer Identification No.)

2067 Commerce Drive
Medford, Oregon                                              97504
(Address of principal executive offices)                  (Zip Code)

                                             541-776-7700
                       (Registrant's telephone number, including area code)

                                      N.A.
          (Former name or former address, if changed since last report)

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed July 25, 1996, as set forth in the pages attached hereto:

Item 7.                    Financial Statements and Exhibits.

                           (a)   Financial statements of business acquired.

                                 Report of Independent Accountants

                                 Balance Sheets at December 31, 1995 and 1994

                                 Statements of Operations for the Years Ended
                                 December 31, 1995, 1994 and 1993

                                 Statements of Cash Flows for the Years Ended
                                 December 31, 1995, 1994 and 1993

                                 Statement of Changes in Shareholders'
                                 Equity for the Years Ended December 31, 1995, 1994 and 1993

                                 Notes to Financial Statements as of
                                 December 31, 1995, 1994 and 1993


                           (b)   Unaudited pro forma financial information.

                                 Balance Sheet at June 30, 1996

                                 Statement of Operations for the Year Ended
                                 December 31, 1995

                                 Statement of Operations for the Six Months
                                 Ended June 30, 1996






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ARC Capital


Date:   October 7, 1996                     By: /s/ Alan R. Steel
                                            -----------------
                                            Vice President of Finance and
                                            Chief Financial Officer

                                   ARC Capital

                              Form 8-K-A Item 7(a)

                    Financial Statements of Business Acquired

                                  Ventek, Inc.
                              Financial Statements
                        December 31, 1995, 1994 and 1993

                                  Ventek, Inc.
                              Financial Statements
                                    Contents



Report of Independent Accountants.............................................1

Balance Sheets at December 31, 1995 and 1994..................................2

Statements of Operations for the years ended
         December 31, 1995, 1994 and 1993.....................................3

Statements of Shareholders' Equity
         for the years ended December 31, 1995,
         1994 and 1993........................................................4

Statements of Cash Flows for the years ended
         December 31, 1995, 1994 and 1993.....................................5

Notes to Financial Statements.................................................6

                        Report of Independent Accountants


To the Board of Directors and Shareholders of ARC Capital

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Ventek, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 8, on July 24, 1996, ARC Capital acquired the business and certain assets of Ventek, Inc., subject to certain liabilities.



PRICE WATERHOUSE LLP

Portland, Oregon
September 27, 1996

Ventek, Inc.
Balance Sheets

                                                        ASSETS

                                                                                        December 31,     December 31,
                                                                                            1995             1994
                                                                                            ---------------------


Current Assets:
     Cash and cash equivalents (Note 1)                                               $   1,454,181     $     135,566
     Accounts receivable, net (Note 1)                                                      466,942           185,368
     Inventories (Notes 1 and 2)                                                            270,220                --
     Prepaid expenses and other assets                                                       12,590               603
     Receivables from shareholders (Note 7)                                                      --            30,150
                                                                                      -------------     -------------

              Total current assets                                                        2,203,933           351,687
     Equipment, net (Notes 1 and 3)                                                          21,721            32,087
                                                                                      -------------     -------------

                                                                                      $   2,225,654     $     383,774
                                                                                      =============     =============


                                         LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:
     Accounts payable                                                                 $      87,143     $      12,292
     Accrued SEP contribution (Note 4)                                                       90,000            84,900
     Accrued payroll                                                                         47,796            21,928
     Customer deposits (Note 1)                                                             223,382                --
     Accrued commissions                                                                     64,404                --
                                                                                      -------------     -------------

              Total current liabilities                                                     512,725           119,120
                                                                                      -------------     -------------

Commitments and contingencies (Note 5)

Shareholders' equity:
     Capital stock - $20 par value, one vote per share:
         100,000 shares authorized, 300 shares issued
         and outstanding at December 31, 1995 and 1994                                        6,000             6,000
     Retained earnings                                                                    1,706,929           258,654
                                                                                      -------------     -------------

              Total shareholders' equity                                                  1,712,929           264,654
                                                                                      -------------     -------------

                                                                                      $   2,225,654     $     383,774
                                                                                      =============     =============

See Accompanying Notes to Audited Financial Statements.

Ventek, Inc.
Statements of Operations

                                                                                     Year Ended December 31,

                                                                               1995           1994           1993
                                                                               ----------------------------------

Net sales (Notes 1 and 6)                                                $   4,584,884   $    1,379,504   $    654,095

Cost of sales                                                                1,021,446          619,108        322,914
                                                                         -------------   --------------   ------------

Gross profit                                                                 3,563,438          760,396        331,181
                                                                         -------------   --------------   ------------

Operating expenses:
     Selling and marketing                                                     385,797          199,286         81,278
     Research and development (Note 1)                                         320,104          265,697        113,968
     General and administrative                                                246,419          133,371         49,816
                                                                         -------------   --------------   ------------

                                                                               952,320          598,354        245,062
                                                                         -------------   --------------   ------------

Income from operations                                                       2,611,118          162,042         86,119

Interest income                                                                 28,073            3,793             83
                                                                         -------------   --------------   ------------

Net income                                                               $   2,639,191   $      165,835   $     86,202
                                                                         =============   ==============   ============

See Accompanying Notes to Audited Financial Statements.

Ventek, Inc.
Statements of Shareholders' Equity



                                                                   Capital Stock                 Retained
                                                              Shares          Amount             Earnings


Balance, December 31, 1992                                          400    $     8,000         $     52,597

Net income                                                           --             --               86,202

Distributions to shareholders                                        --             --              (16,280)
                                                            -----------    -----------         ------------

Balance, December 31, 1993                                          400          8,000              122,519

Net income                                                           --             --              165,835

Distributions to shareholders                                        --             --              (29,700)

Repurchase of shares                                               (100)        (2,000)                  --
                                                            -----------    -----------         ------------

Balance, December 31, 1994                                          300          6,000              258,654

Net income                                                           --             --            2,639,191

Distributions to shareholders                                        --             --           (1,190,916)
                                                            -----------    -----------         ------------

Balance, December 31, 1995                                          300    $     6,000         $  1,706,929
                                                            ===========    ===========         ============

See Accompanying Notes to Audited Financial Statements.

Ventek, Inc.
Statements of Cash Flows

                                                                                     Year Ended December 31,

                                                                                1995          1994           1993
                                                                                ---------------------------------


Cash flows from operating activities:
    Net income                                                            $  2,639,191   $    165,835    $     86,202
    Adjustments to reconcile net income to net cash used
       in operating activities:
         Depreciation                                                           15,276          3,998           2,383
         Changes in assets and liabilities:
          Accounts receivable                                                 (281,574)      (179,564)          7,821
          Inventories                                                         (270,220)         9,171           2,176
          Prepaid expenses and other assets                                    (11,987)         2,113          (1,486)
          Receivables from shareholders                                         30,150        (30,150)             --
          Current liabilities                                                  393,605         83,305          (2,416)
                                                                          ------------   ------------    ------------

              Net cash  provided by operating activities                     2,514,441         54,708          94,680
                                                                          ------------   ------------    ------------

Cash (used in) investing activities:
    Purchases of equipment                                                      (4,910)       (27,036)         (7,383)
                                                                          ------------   ------------    ------------

              Net cash (used in) investing activities                           (4,910)       (27,036)         (7,383)
                                                                          ------------   ------------    ------------

Cash (used in) financing activities:
    Distributions to shareholders                                           (1,190,916)       (29,700)        (16,280)
    Repurchase of shares                                                            --             --          (2,000)
                                                                          ------------   ------------    -------------

              Net cash (used in) financing activities                       (1,190,916)       (29,700)        (18,280)
                                                                          ------------   ------------    ------------

Net increase (decrease) in cash                                              1,318,615         (2,028)         69,017

Cash and cash equivalents - beginning of the period                            135,566        137,594          68,577
                                                                          ------------   ------------    ------------

Cash and cash equivalents - end of the period                             $  1,454,181   $    135,566    $    137,594
                                                                          ============   ============    ============

See Accompanying Notes to Audited Financial Statements.

                                                   Ventek, Inc.

                                           NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         Description of Operations: Ventek, Inc. ("Ventek" or the "Company") designs, manufactures, markets and services computer aided vision sorting and defect detection equipment for use in the processing of wood veneer.

         Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results could differ from those estimates.

         Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of money market instruments and trade receivables. The Company invests its excess cash in money market instruments and certificates of deposit with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables exist because the Company relies heavily on a relatively small number of customers in a single industry. The Company performs ongoing credit evaluations of its customers and requires a significant deposit upon acceptance of a customer's order. The Company does not require any other collateral. The Company has not experienced any credit losses to date.

         Cash Equivalents: For financial reporting purposes, cash equivalents consist primarily of money market instruments that have original maturities of three months or less.

         Inventories: Manufacturing inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method.

         Equipment: Equipment is stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets (five years), or the term of the lease in the case of leasehold improvements. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

         Revenue Recognition: The Company recognizes revenue upon the shipment of products. Customer deposits represent monies received in advance of shipment of products.

         Research and Development Costs: Research and development costs are expensed as incurred. A substantial portion of the research and development expenses is related to developing new products and to improving existing products or processes.

         Income Taxes: Ventek has elected to be taxed under the provisions of Sub-Chapter "S" of the Internal Revenue Code. Under the provisions of Sub-Chapter "S," the Company is not liable for payment of federal and state corporate income taxes. The shareholders are liable for payment of federal and state income taxes based on their respective share of the Company's taxable income.

         Fair Value of Financial Assets and Liabilities: Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial assets and liabilities. The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to current market rates of interest for similar nature and degree of risk. The Company estimates that the carrying value of all its monetary assets and liabilities approximate fair value as of December 31, 1995 and 1994.

NOTE 2 - INVENTORIES
         Inventories consist of the following:

                                                                December 31,
                                                           1995             1994

              Raw Materials                          $     142,555     $          --
              Work-in-process                              127,665                --
                                                     -------------     -------------

                                                     $     270,220     $          --
                                                     =============     =============

NOTE 3 - EQUIPMENT
         Equipment consists of the following:

                                                              December 31,
                                                           1995             1994

              Office and production equipment        $      29,730     $      24,820
              Leasehold improvements                        13,020            13,020
                                                     -------------     -------------

                                                            42,750            37,840
              Less accumulated depreciation                (21,029)           (5,753)
                                                     -------------     -------------

                                                     $      21,721     $      32,087
                                                     =============     =============

         Depreciation expense aggregated $15,276, $3,998, and $2,383 for the years ended December 31, 1995, 1994, and 1993, respectively.

NOTE 4 - RETIREMENT PLAN
         The Company has established a Simplified Employee Pension (SEP) Plan pursuant to the Internal Revenue Code. The contributions are discretionary and aggregated $90,000, $84,900 and $24,300 for the years ended December 31, 1995, 1994, and 1993, respectively. The contributions are accrued during the year in which they are earned and have been fully funded in the subsequent year.

NOTE 5 - COMMITMENTS AND CONTINGENCIES
         The Company leases the current location of its administrative offices and manufacturing site. The lease is noncancelable and expires on May 31, 1997. The following is a schedule by years of future minimum rental payments required by the above lease as of December 31, 1995:

                        Year ending December 31,

                                  1996                            $       39,000
                                  1997                                    16,250
                                                                  --------------

                         Total minimum payments required                  55,250
                         Less: sublease rentals                          (18,417)
                                                                  --------------
                                                                  $       36,833
                                                                  ==============

         The following schedule shows the composition of total rent expense for all operating leases:

                                                                   Year ended December 31,
                                                           1995             1994              1993
                                                      --------------------------------------------

                  Minimum rentals                    $      33,250     $      10,300     $      3,600
                  Less: Sublease rentals                   (10,400)             (800)              --
                                                     --------------    --------------    ------------

                     Net rent expense                $      22,850     $       9,500     $      3,600
                                                     =============     =============     ============


NOTE     6 - GEOGRAPHIC INFORMATION Sales to geographic areas are as follows:

                                                                   Year ended December 31,
                                                           1995             1994              1993
                                                       ---------------------------------------------

                  United States                      $   4,249,884     $   1,293,504     $    654,095
                  Export                                   335,000            86,000               --
                                                     -------------     -------------     ------------

                                                     $   4,584,884     $   1,379,504     $    654,095
                                                     =============     =============     ============

         In 1995, Ventek sold equipment to one unaffiliated customer totaling approximately 26% of sales.

         In 1994, Ventek sold equipment to two different unaffiliated customers totaling approximately 33% and 13% of sales.

         In 1993, Ventek sold equipment to two different unaffiliated customers totaling 13% and 12% of sales.

NOTE 7 - RELATED PARTY TRANSACTIONS
         As of December 31, 1994, various shareholders of the Company owed Ventek $30,150 for temporary loans made to such shareholders. The loans bore interest between five and eight percent and were repaid in full during 1995. Interest from these loans to shareholders approximated $1,000 in 1995 and is included in interest income in the accompanying Statement of Operations.

NOTE 8 - SUBSEQUENT EVENT
         On July 24, 1996, ARC Capital acquired the business and certain assets of Ventek, subject to certain liabilities. The accompanying financial statements do not reflect any effects of the acquisition of the Company by ARC Capital.

                                   ARC Capital

                              Form 8-K-A Item 7(b)

                    Unaudited Pro Forma Financial Information

                                   ARC Capital

                            INTRODUCTORY INFORMATION







On July 24, 1996, ARC Capital ("ARC") acquired certain assets and the business of Ventek, Inc. ("Ventek") subject to certain liabilities. Ventek manufactures, markets, and services computer-aided vision defect detection systems used in the wood veneer industry.

The purchase price was approximately $5.1 million in notes: (i) a 6.75% $1,000,000 note due in three years; (ii) a 6.75% $2,250,000 note due in three years convertible into ARC's Class A Common Stock at $2.25 per share; and (iii) a note and stock appreciation rights agreement payable by issuance of up to 1,800,000 shares of Class A Common Stock or, at ARC's option, in cash in three years. ARC also issued a warrant to purchase 1,000,000 shares of Class A Common Stock which vests over a four year period subject to Ventek meeting specified sales and earnings goals.

The acquisition was accounted for under the purchase method of accounting. The $5.1 million purchase price was allocated based on the fair values of the identifiable assets of Ventek as follows: $0.2 million represents the acquired net assets of Ventek and the remaining $4.9 million represents goodwill and other intangibles to be amortized over 15 years.

On March 1, 1996, ARC acquired all of the outstanding capital stock of Pulsarr Holding B.V. ("Pulsarr"). Pulsarr designs, manufactures and markets computer-aided vision sorting and defect removal equipment primarily for use in the food processing industry. The acquisition of Pulsarr was reported to the Securities and Exchange Commission on the Company's Form 8-K and Form 8-K-A dated March 6, 1996, and May 13, 1996, respectively.

The purchase price was approximately $7.8 million in cash and notes payable. The acquisition was accounted for under the purchase method of accounting. The $7.8 million purchase price was allocated based on the fair values of the identifiable assets of Pulsarr as follows: $1.3 million represents the net assets of Pulsarr, $6.1 million represents in-process research and development technology intangibles which were charged against operations in the quarter ending March 31, 1996, and the remainder of $0.4 million represents goodwill to be amortized over 15 years. The $6.1 million charge for in-process research and development technologies has been eliminated from the accompanying pro forma statements of operations.

The unaudited pro forma statements of operations for the twelve months ended December 31, 1995, and the unaudited pro forma statements of operations for the six months ended June 30, 1996, were prepared as if the acquisitions had taken place at the beginnings of the periods presented. The unaudited pro forma balance sheet as of June 30, 1996, was prepared as if the acquisitions had taken place on June 30, 1996.

The unaudited pro forma financial information is intended to provide information about the continuing impact of the acquisitions by showing how they might have affected historical financial statements if they had been consummated at an earlier date. This information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions been consummated at the beginning of the earliest period presented. This information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information.

ARC Capital
Unaudited Pro Forma Balance Sheet
June 30, 1996
(In thousands)

                                                             Historical               Pro Forma
                                                           ARC     Ventek        Adjustments    Results
ASSETS
Current assets:
     Cash and cash equivalents                         $   1,166   $   582      $        --    $   1,748
     Accounts receivable                                   3,139        --               --        3,139
     Inventories                                           8,933       361               --        9,294
     Prepaid expenses and other assets                     1,143        --               --        1,143
                                                       ---------   -------      -----------    ---------
       Total current assets                               14,381       943               --       15,324
                                                       ---------   -------      -----------    ---------
     Property, plant and equipment, net                    6,890        14               --        6,904
     Goodwill, intangibles and other assets, net           3,137        --            4,820(A)     7,957
                                                       ---------   -------      -----------    ---------
                                                       $  24,408   $   957      $     4,820    $  30,185
                                                       =========   =======      ===========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                  $   3,474  $    124      $        --    $   3,598
     Accrued liabilities                                   1,425        --              100(A)     1,525
     Customer deposits                                     3,393       582               --        3,975
     Short-term borrowings                                   816        --               --          816
     Accrued payroll                                         524        --               --          524
     Warranty reserve                                        474        --               --          474
     Current portion of long-term liabilities              2,248        --               --        2,248
                                                       ---------   -------      -----------    ---------
        Total current liabilities                         12,354       706              100       13,160
                                                       ---------   -------      -----------    ---------
Long-term liabilities, less current portion                9,899        --            4,779(A)    14,678
                                                       ---------   -------      -----------    ---------

Shareholders' equity:
     Common stock                                         25,083         6               (6)(B)   25,083
     Common stock warrants                                 2,211        --              192(A)     2,403
     Additonal paid in capital                             2,797        --               --        2,797
     (Accumulated deficit) retained earnings             (27,980)      245             (245)(B)  (27,980)
     Accumulated translation adjustment                       44        --               --           44
                                                       ---------   -------      -----------    ---------
        Total shareholders' equity                         2,155       251              (59)       2,347
                                                       ---------   -------      -----------    ---------
                                                       $  24,408   $   957      $     4,820    $  30,185
                                                       =========   =======      ===========    =========

See Accompanying Notes to Unaudited Pro Forma Financial Statements.

ARC Capital  Unaudited  Pro Forma
Statement of  Operations  For the Year Ended  December  31, 1995
(In  thousands, except per share amounts)



                                                            Historical                     Pro Forma
                                                 --------------------------------     ---------------------
                                                   ARC       Pulsarr       Ventek     Adjustments   Results

Net sales                                       $ 19,394    $ 11,443     $  4,585     $      --    $  35,422
Cost of sales                                     11,194       6,605        1,022            --       18,821
                                                --------    --------     --------     ---------    ---------
Gross margin                                       8,200       4,838        3,563            --       13,038

Operating expenses:
   Selling and marketing                           3,255          65          386            --        4,297
   Research and development                        1,987       2,134          320            --        4,441
   General and administrative                      1,933       1,354          246            --        3,533
   Goodwill/intangible amortization                  371          --           --           348(D)       719
                                                --------    --------     --------     ---------    ---------

                                                   7,546       4,144          952           348       12,990
                                                --------    --------     --------     ---------    ---------

Income (loss) from continuing operations
  before other income and expense                    654         694        2,611          (348)       3,611

Other income and expense:
   Gain on rescission of stock
    compensation, net                                732          --           --            --          732
   Investment and other income                       212          16           28            --          256
   Interest expense                                 (483)        (38)          --          (791)(G)   (1,312)
                                                --------    --------     --------     ---------    ---------

Income (loss) from continuing operations
  before income taxes                              1,115         672        2,639       (1,139)        3,287

Provision for income taxes                            --        (235)          --          147(I)        (88)
                                                --------    --------     --------     ---------    ---------

Income from continuing operations                  1,115         437        2,639          (992)       3,199

Loss from discontinued operations                   (173)         --           --            --         (173)
                                                --------    --------     --------     ---------    ---------

Net income                                      $    942    $    437     $  2,639     $    (992)   $   3,026
                                                ========    ========     ========     =========    =========

Net income per share:
   Continuing operations                        $   0.12                                           $   0.25
   Discontinued operations                         (0.02)                                             (0.01)
                                                --------                                           --------
                                                $   0.10                                           $   0.24
                                                ========                                           ========

Weighted average shares outstanding                9,451                                 3,200(J)    12,651
                                                ========                               ========    ========

See Accompanying Notes to Unaudited Pro Forma Financial Statements.

ARC Capital
Unaudited Pro Forma Statement of Operations
For the Six Months Ended June 30, 1996
(In thousands, except per share amounts)

                                                           Historical (C)                   Pro Forma
                                                    ARC       Pulsarr      Ventek    Adjustments     Results
Net sales                                       $ 10,032    $  1,257     $  3,750     $      --     $ 15,039
Cost of sales                                      5,955         572          792            --        7,319
                                                --------    --------     --------     ---------    ---------

Gross margin                                       4,077         685        2,958            --        7,720

Operating expenses:
     Selling and marketing                         1,691         155          330            --        2,176
     Research and development                      1,943         100          113            --        2,156
     General and administrative                    2,064         218          142            --        2,424
     Goodwill/intangible amortization                194          --           --           166 (E)      360
     Charge for acquired in-process technology     6,088          --           --        (6,088)(F)       --
     Charge for royalty expense                      647          --           --            --          647
                                                --------    --------     --------     ---------    ---------
                                                  12,627         473          585        (5,922)       7,763
                                                --------    --------     --------     ---------    ---------

(Loss) income before other income and expense     (8,550)        212        2,373         5,922          (43)

Other income and expense:
    Investment and other income                      104          --           32            --          136
    Interest expense                                (424)         --           --          (275) (H)    (699)
                                                --------    --------     --------     ---------    ---------

(Loss) income before income taxes                 (8,870)        212        2,405         5,647        (606)

Provision for income taxes                            --         (74)          --            31 (I)     (43)
                                                --------    --------     --------     ---------    ---------

Net (loss) income                               $ (8,870)   $    138     $  2,405     $   5,678    $   (649)
                                                ========    ========     ========     =========    ========

Net (loss) income per share                     $  (0.85)                                          $  (0.05)
                                                ========                                           ========

Weighted average shares outstanding               10,388                                  2,269(J)   12,657
                                                ========                              =========    ========

See Accompanying Notes to Unaudited Pro Forma Financial Statements.

                                   ARC Capital
               Notes to Unaudited Pro Forma Financial Information


(A) The pro forma balance sheet adjustments represent the consideration paid and the preliminary allocation of the purchase price based on the fair values of the assets acquired and liabilities assumed of Ventek as of June 30, 1996, with the remainder allocated to goodwill and other intangibles.

(B) The pro forma balance sheet adjustments represent the elimination of common stock and retained earnings of Ventek.

(C) The amounts on the Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1996, in the "Historical" ARC column, include the consolidated results of ARC's operations for the period from January 1 through June 30, 1996, which includes Pulsarr's results from its acquisition date of March 1, 1996. The amounts in the "Historical" Pulsarr column represent the results of Pulsarr's operations for the period from January 1 through February 29, 1996. The amounts in the "Historical" Ventek column represent the results of Ventek's operations for the period from January 1 through June 30, 1996.

(D) The pro forma adjustment to "Goodwill/intangible amortization" for the year ended December 31, 1995, represents the amortization of $406,000 and $4,820,000 of goodwill/intangibles resulting from the preliminary allocation of the purchase price of Pulsarr and Ventek, respectively. Goodwill/intangibles will be amortized over 15 years. The goodwill/intangible amortization associated with the Ventek acquisition is deductible for tax purposes whereas the goodwill amortization associated with the Pulsarr acquisition is not tax deductible.

(E) The pro forma adjustment to "Goodwill/intangible amortization" for the six months ended June 30, 1996, represents the amortization resulting from the preliminary allocation of the purchase price of Pulsarr and Ventek, as described in (D) above. As ARC's "Historical" results include Pulsarr from its acquisition date of March 1, 1996, the adjustment relating to Pulsarr is for the two months ended February 29, 1996.

(F) The charge for acquired in-process technology has been eliminated from the Pro Forma Statement of Operations for the Six Months Ended June 30, 1996, as required by the Security and Exchange Commission's requirement to eliminate nonrecurring acquisition related expenses.

(G) The pro forma adjustment to "Interest expense" for the year ended December 31, 1995, represents the interest expense associated with the acquisitions of Pulsarr and Ventek.

(H) The pro forma adjustment to "Interest Expense" for the six months ended June 30, 1996, represents the interest expense associated with the acquisitions of Pulsarr and Ventek. As ARC's "Historical" results include Pulsarr from its acquisition date of March 1, 1996, the adjustment relating to Pulsarr is for the two months ended February 29, 1996.

(I) The pro forma adjustment to "Provision for income taxes" represents the tax benefits associated with the Pulsarr acquisition interest expense included in (G) and (H) above. Ventek was a Subchapter S Corporation prior to its acquisition. No pro forma adjustments have been made for taxes on Ventek's income as such income will be offset by ARC's current period losses or net operating loss carryforwards.

(J) The pro forma adjustments to "Weighted average shares outstanding" are comprised of the following transactions, to fully reflect the number of shares as outstanding for the entire periods presented:

                                                                                 Six Months         Year Ended
                                                                                    Ended          December 31,
                                                                                 June 30, 1996         1995
    Sale of  1,400,000  shares of ARC Class A Common Stock on March 1,
    1996, the proceeds of which were used to
    partially fund the acquisition of Pulsarr                                         469,000        1,400,000

    Shares of ARC Class A Common Stock  underlying  the note and stock appreciation rights issued to the former owners of
    Ventek.                                                                         1,800,000        1,800,000
                                                                               ---------------   --------------

                                                                                    2,269,000        3,200,000
